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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549




                                       FORM 8-K





                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 5, 1998


                              SPINNAKER INDUSTRIES, INC.
                (Exact name of registrant as specified in its charter)


        DELAWARE                    000-09559                    06-544125
(State of incorporation)      (Commission File Number)        (IRS Employer
                                                            Identification No.


                          600 N. PEARL STREET, SUITE 2160
                                DALLAS, TEXAS  75201
                      (Address of principal executive offices)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:    214-855-0322

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ITEM 5. OTHER EVENTS

        On February 5, 1998, Spinnaker Industries, Inc. (the "Company") announced a proposed private offering of $25 million of preferred stock (the "Preferred Stock"). The Preferred Stock will be convertible into the Company's Common Stock (NASDAQ:SPNI), will be redeemable by the Company at any time after January 15, 2003 and will be subject to mandatory redemption in 2010. Dividends on the Preferred Stock will be payable in cash or additional shares of Preferred Stock, at the Company's option.

     The Preferred Stock offering is being made in reliance on Rule 144A and other exemptions from registration under the Securities Act of 1933, as amended. The Company will grant the initial purchaser of the Preferred Stock an option to purchase up to $3.75 million of additional shares of Preferred Stock solely to cover over-allotments.

     The net proceeds from the offering of Preferred Stock will be combined with other funds, including borrowings under the Company's revolving credit facility, to consummate the acquisition of S. D. Warren Company's pressure sensitive label business, which the Company announced in November 1997.

        The entire text of the Company's press release is incorporated by reference herein and a copy of the press release has been filed as an exhibit to this report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c) EXHIBITS

99.1    Press Release dated February 5, 1998

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                                      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             SPINNAKER INDUSTRIES, INC.


Date: February 5, 1998                 By: /s/ Craig J. Jennings
                                           -------------------------------------
                                           Craig J. Jennings
                                           Vice President, Finance and Treasurer




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                                   EXHIBIT INDEX


Exhibit             Description
-------             -----------

99.1                Press release dated February 5, 1998